EXHIBIT 10(h)
                          LUBY'S CAFETERIAS, INC.

                  NONEMPLOYEE DIRECTOR STOCK OPTION PLAN



 1.  Introduction and Purpose

     The purpose of the Luby's Cafeterias, Inc. Nonemployee Director Stock Option Plan (the "Plan") is to promote the interests of Luby's Cafeterias, Inc. (the "Company") and its shareholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors. To accomplish these objectives, the Plan authorizes awards of options (the "Options") to purchase shares of the Company's common stock par value $.32 per share ("Common Stock") to Nonemployee Directors, thereby encouraging such directors to acquire an increased proprietary interest in the Company.

     The Plan shall be effective immediately upon approval of the Plan by the shareholders of the Company at the 1995 annual meeting of shareholders. If the Plan is not approved by the shareholders at such meeting it shall become automatically void.

 2.  Administration

     The Plan shall be administered by the Board of Directors of the Company (the "Board"). The decision of the Board on any questions concerning the interpretation or administration of the Plan shall, as between the Company and the Option holders, be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Grants of Options under Section 6 hereof shall be subject to approval by the Board and shall become effective upon the dates specified in Section 6.

 3.  Types of Options

     Options granted under the Plan do not meet the requirements of Section 422 of the Internal Revenue Code and are commonly referred to as "non-qualified stock options."

 4.  Participants

     Participants shall be the directors of the Company who are not employees of the Company ("Nonemployee Directors").

 5.  Shares

     Subject to the adjustment provisions of Section 8, the number of shares of Common Stock of the Company which may be issued upon exercise of Options granted pursuant to the Plan shall not exceed 100,000 shares. If, however, any Option granted under the Plan shall expire, terminate, or be cancelled without having been exercised in full, the unpurchased shares shall continue to be available for purposes of the Plan. More than one Option may be granted to the same participant.

 6.  Grant of Options

     (a) Initial Grants. Each person who is a Nonemployee Director on the effective date of the Plan who has three years remaining in his or her term as an elected Director shall automatically be granted, as of such date, an Option to purchase 5,000 shares of Common Stock. Each person who is a Nonemployee Director on the effective date of the Plan who has only two years remaining in his or her term as an elected Director shall automatically be granted, as of such date, an Option to purchase 3,333 shares of Common Stock. Each person who is a Nonemployee Director on the effective date of the Plan who has only one year remaining in his or her term as an elected Director shall automatically be granted, as of such date, an Option to purchase 1,666 shares of Common Stock.

     (b) New Nonemployee Directors. Each person who has not previously served as a Director of the Company and becomes a Nonemployee Director after the effective date of the Plan, automatically shall be granted, as of the date such person becomes a Nonemployee Director, (i) an Option to purchase 5,000 shares of Common Stock if elected to an initial term of three years, (ii) an Option to purchase 3,333 shares of Common Stock if elected to an initial term of two years or more but less than three years, or (iii) an Option to purchase 1,666 shares of Common Stock if elected to an initial term of less than two years.

     (c) Subsequent Grants. Each Nonemployee Director who has been granted an Option under subsection (a) or (b) above, who fulfills his or her term, and who is reelected to the Board, automatically shall be granted, as of the date of each such reelection, an Option to purchase 5,000 shares of Common Stock.

 7.  Listing and Registration

     The Company, in its discretion, may postpone the issuance and delivery of shares, upon exercise of an Option, until completion of such stock exchange listing, or registration, or other qualification of such shares under any Federal or state law, rule, or regulation, as the Company may consider appropriate. The Company may require any person exercising an Option to make such representations and to furnish such information as the Company may consider appropriate in connection with the issuance of the shares in compliance with applicable law.

 8.  Adjustment Provisions

     In the event the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in stock of the class which is subject to the Plan, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the option price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the Option holder's proportionate interest under outstanding Options shall be maintained as before the occurrence of such event.

 9.  Option Price

     The option price shall be 100% of the Fair Market Value of the shares at the time of the granting of the Option. Such Fair Market Value shall be determined by the Board and shall be the closing price of the Common Stock on the New York Stock Exchange on the day on which the Option is granted or, if no sale of the Common Stock shall have been made on the Exchange on that day, then on the next preceding day on which a sale was made.

10.  Payment for Shares

     Payment for shares purchased upon exercise of an Option shall be made in full at the time of exercise of the Option. No loan shall be made or guaranteed by the Company for the purpose of financing the purchase of any optioned shares. Payment of the option price shall be made in cash, or by delivering Common Stock of the Company having a Fair Market Value (determined as provided in Section 9) at least equal to the option price, or a combination of Common Stock and cash. Payment in shares of Common Stock shall be made by delivering to the Company certificates, duly endorsed for transfer, representing shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to that portion of the option price which is to be paid in Common stock. Whenever payment of the option price would require delivery of a fractional share, the optionee shall deliver the next lower whole number of shares of Common Stock and a cash payment shall be made by the optionee for the balance of the option price.

11.  Terms and Exercise of Options

     (a) Term. An Option shall terminate upon the expiration of ten years from the date the Option is granted or one year from the date the optionee ceases to be a Director of the Company, whichever first occurs (the "Expiration Date"). In no event shall an Option be exercised after the Expiration Date.

     (b) Exercise. To the extent that an Option is exercisable, it may be exercised by the optionee or the legal representative of the optionee or the legal representative of the optionee's estate. Except as provided in subsection (c) below, an Option may not be exercised prior to the expiration of five years from the date the Option is granted. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its Expiration Date.

     (c) Acceleration. Upon the occurrence of any of the following events prior to the Expiration Date of an Option, the Option shall become immediately and fully exercisable:

         (i)    death of the optionee;

         (ii) resignation or removal of the optionee as a Director of the Company by reason of a physical or mental impairment which prevents the optionee from performing the duties of his or her directorship for a period of six months or more;

         (iii) resignation of the optionee as a Director of the Company after having served at least two full terms as a Director; or

         (iv) expiration of the optionee's term of office as a Director of the Company, without being reelected to the Board, after having served at least two full terms as a Director.

12.  Transferability

     No Option shall be assignable or transferable other than by will or the laws of descent and distribution. During an optionee's lifetime, only the optionee or his or her guardian or legal representative may exercise an Option.

13.  Provision for Taxes

     It shall be a condition to the Company's obligation to issue or reissue shares of Common Stock upon exercise of an Option that the optionee pay, or make provision satisfactory to the Company for payment of, any federal or state income or other taxes which the Company is obligated to withhold or collect with respect to the issuance or reissuance of such shares.

14.  Term of Plan

     Subject to the provisions of Section 16, the Plan shall continue in effect until the maximum number of shares of Common Stock issuable under the Plan have been issued.

15.  Restrictions on Exercise

     Any provision of the Plan to the contrary notwithstanding, no Option granted pursuant to the Plan shall be exercisable at any time, in whole or in part, (i) prior to the shares of Common Stock subject to the Option being authorized for listing on the New York Stock Exchange or (ii) if issuance and delivery of the shares of Common Stock subject to the Option would be in violation of any applicable laws or governmental regulations.

16.  Amendment and Termination

     Subject to the limitation that the provisions of the Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, the Board may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Options under the Plan to the extent permitted by law. However, no such action by the Board may, without approval of the shareholders of the Company, alter the provisions of the Plan so as to:

     (a) increase the maximum number of shares of Common Stock that may be issued upon exercise of Options granted under the Plan except pursuant to Section 8;

     (b) change the class of individuals eligible to receive Options under the Plan; or

     (c) effect any other amendment to the Plan for which approval of the Company's shareholders is required by Rule 16b-3 under the Securities Exchange Act of 1934.

17.  Unfunded Plan

     The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets in connection with Options issued pursuant to the Plan. Any liability of the Company to any Nonemployee Director with respect to an Option shall be based solely upon contractual obligations created by the Plan and any Option Agreement. No such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.

18.  Governing Law

     This Plan shall be governed by, construed, and enforced in accordance with the internal laws of the State of Delaware, and, where applicable, the laws of the United States.